EXHIBIT (11)

                               SPRINT CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE



------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Years Ended December 31,                                                  1996            1995            1994
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
                                                                        (in millions, except per share data)
PRIMARY EARNINGS PER SHARE
Income from continuing operations                                   $    1,190.9    $      946.1    $      899.2
Preferred stock dividends                                                   (1.3)           (2.6)           (2.7)
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
                                                                         1,189.6           943.5           896.5

Discontinued operations, net                                                (2.6)           14.5            (8.5)
Extraordinary items                                                         (4.5)         (565.3)            --
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Earnings applicable to common stock                                 $    1,182.5    $      392.7    $      888.0
                                                                    -- ------------ -- ------------ -- -----------

Weighted average number of common shares (1)                               426.0           350.1           348.7
                                                                    -- ------------ -- ------------ -- -----------

Primary earnings per share
    Continuing operations                                           $       2.79    $       2.69    $       2.57
    Discontinued operations                                                  --             0.04           (0.02)
    Extraordinary items                                                    (0.01)          (1.61)            --
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Total                                                               $       2.78    $       1.12    $       2.55
                                                                    -- ------------ -- ------------ -- -----------

FULLY DILUTED EARNINGS PER SHARE
Income from continuing operations, net of preferred stock
    dividends                                                       $    1,189.6    $      943.5    $      896.5
Convertible preferred stock dividends                                        0.5             0.5             0.6
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
                                                                         1,190.1           944.0           897.1

Discontinued operations, net                                                (2.6)           14.5            (8.5)
Extraordinary items                                                         (4.5)         (565.3)           --
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Earnings as adjusted for purposes of computing fully diluted
    earnings per share                                              $    1,183.0    $      393.2    $      888.6
                                                                    -- ------------ -- ------------ -- -----------

Weighted average number of common shares                                   426.0           350.1           348.7
Additional dilution for common stock equivalents and dilutive
    securities                                                               1.3             2.7             1.3
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Total                                                                      427.3           352.8           350.0
                                                                    -- ------------ -- ------------ -- -----------

Fully diluted earnings per share
    Continuing operations                                           $       2.78    $       2.68    $       2.56
    Discontinued operations                                                --               0.04           (0.02)
    Extraordinary items                                                    (0.01)          (1.61)           --
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Total                                                               $       2.77    $       1.11    $       2.54
                                                                    -- ------------ -- ------------ -- -----------

(1) Weighted average number of common shares outstanding has been adjusted for dilutive common stock equivalents using the treasury stock method.